Exhibit 3.1

                                 Delaware                             PAGE 1
                            -----------------
                             The first State

         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "RIDGEWOOD ENERGY Q FUND, LLC", FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF AUGUST, A.D. 2005, AT 5:36 O'CLOCK P.M.


















                                       /s/ Harriet Smith Windsor
                                       ------------------------------------
                                       Harriet Smith Windsor, Secretary of State
4016275     8100           [SEAL]                     AUTHENTICATION: 4097001
050677405                                                       DATE: 08-17-05

                            CERTIFICATE OF FORMATION

                                       OF

                          RIDGE WOOD ENERGY Q FUND, LLC


       1. The name of the limited liability company is Ridgewood Energy Q Fund, LLC.

       2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

       3.    Pursuant to Section 18-215(b) of the Delaware Limited
             Liability Company Act, 6 Del. C. ss. 18-101 et seq., the debts, liabilities, obligations and expenses incurred by, contracted for or otherwise existing with respect to a particular series of the Company, whether such series is now authorized and existing pursuant to the Limited Liability
             Company Agreement of the Company or is hereafter authorized and existing pursuant to the Limited Liability Company Agreement, shall be enforceable against the assets associated with that series thereof, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Company generally or any other series thereof shall be enforceable against the assets of the such series.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Ridgewood Energy Q Fund, LLC this 16th day of August, 2005,


                                        By /s/ Kathleen McSherry
                                           ---------------------------------
                                           Kathleen McSherry, Authorized Person





      State of Delaware
     Secretary of State
  Division of Corporations
Delivered 05:40 PM 08/16/2005
  FILED 05:36 PM 08/16/2005
SRV 050677405 - 4016275 FILE